Exhibit (c)(12)

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Goldman Sachs

Bonn Stock Price Performance

120%
115%
110%
105%
100%
95%
90%
Total Returns (%)
25-Apr-2005 Bonn announces Q1 earnings
12-Jul-2005 Bonn announces intention to acquire Hudson United
24-Oct-2005 Bonn announces Q3 earnings
23-Jan-2006 Bonn reports Q4 and 2005 year end results
13-Apr-2006 Bonn announces intention to acquire Interchange
25-Oct-2006 Bonn announces Q3 earnings
15.2 %
6.6 %
02-Mar-2005 Toldedo completes acquisition of majority interest in Bonn
21-Jul-2005 Bonn announces Q2 earnings
10-Jan-2006 Bonn announces balance sheet restructuring program, preliminary Q4 earnings and share repurchase plan
26-Apr-2006 Bonn announces Q1 earnings
26-July-2006 Bonn announces Q2 earnings
16-Nov-2006 Bonn revised downward 2007E EPS guidance
Mar-2005
Jul-2005
Nov-2005
Mar-2006
Jul-2006
Nov-2006
Daily from 02-Mar-2005 to 16-Nov-2006
Bonn
Peers

Source: Factset

5

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Goldman Sachs

Research Target Prices

($ in USD)

Implied Current Value

	Price Target	Discount Rate 10.5%	Discount Rate 11.0%	Discount Rate 11.5%
High	$32.50	$ 29.41	$ 29.28	$ 29.15
Median	28.00	25.34	25.23	25.11
Low	25.00	22.62	22.52	22.42

Proposal ($32.33) Premium to Implied Current Values

	Price Target	Discount Rate 10.5%	Discount Rate 11.0%	Discount Rate 11.5%
High	$32.50	9.9 %	10.4 %	10.9 %
Median	28.00	27.6	28.2	28.7
Low	25.00	42.9	43.5	44.2

Source: IBES, FactSet, Management Forecasts

10

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Goldman Sachs

Appendix A: Selected Supplemental Exhibits

13

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[LOGO]

Presentation to the Board of Directors

Project Bonn

Goldman, Sachs & Co.

18-Nov-2006

Valuation Summary

Proposed Deal Multiples and Premiums

($ in USD)

		Proposed Deal ($32.33)
	Bonn Metric	Management		IBES		Guidance(1)		Public Market Peers(2)
Price to:
2006 Cash EPS	$2.12 / $2.13 / $2.13	15.3	x	15.2	x	15.2	x	14.0	x
2007 Cash EPS	2.07 / 2.15 / 2.10	15.6		15.0		15.4		13.5
Book Value	$35.93	0.9	x					1.9	x
Tangible Book Value	6.26	5.2						2.9

Premium to:
Core Deposits	$104.88	26.1%						20.3%

Premium to:
11/16/2006	$30.37	6.5%
30-day Average	29.68	8.9
52-wk High	31.40	3.0
DDM-IBES Mdpt	27.51	17.5
DDM-Mgmt Mdpt	24.69	30.9
Median Price Target(3)	25.23	28.2

(1)   Assumes midpoint of 2007 cash EPS guidance ($2.05 to $2.15) as provided during the Merrill Lynch conference on November 16, 2006.

(2)   Median of UnionBanCal, Sovereign, Comerica, Zions, Commerce Bancorp, Compass, Huntington, First Horizon, New York Community, Associated.

(3)   Median 12-month price target of $28.00 discounted 1-year at 11%.

Comparison of Selected Minority Buyouts

Minority Buyouts since January 2000 > $1bn

($ in USD)

			% Owned			Stock Price 1	Final Premium	Final Premium
Date			Prior to	Date		Day Prior to	Over Market	Over 52-Week
Effective	Target Name	Acquiror Name	Transaction	Announced	Value ($ bn)	Announcement	Price	High

09-Nov-05	7-Eleven Inc	IYG Holding Co	69.7%	01-Sep-05	$1.3	$28.34	32.3%	7.9%

21-Mar-05	Fox Entertainment Group Inc	News Corp Inc	76.6	10-Jan-05	7.2	31.22	13.1	3.0

08-Dec-04	Cox Communications Inc	Cox Enterprises Inc	61.4	02-Aug-04	8.4	27.58	26.0	(5.4)

23-Jun-03	Hotels.com	USA Interactive	62.3	10-Apr-03	1.2	53.30	13.0	(19.6)

21-Mar-02	Intimate Brands Inc	Limited Inc	81.8	04-Feb-02	1.6	17.90	10.2	8.1

28-Sep-01	Westfield America Inc	Westfield America Trust	55.9	15-Feb-01	1.1	14.45	12.5	(1.3)

21-Feb-01	Infinity Broadcasting Corp	Viacom Inc	62.4	15-Aug-00	13.6	35.25	(6.7)	(19.5)

03-Jan-01	AXA Financial Inc	AXA Group	54.7	30-Aug-00	11.2	52.25	4.6	4.4

15-Sep-00	Vastar Resources Inc	BP Amoco PLC	80.1	17-Mar-00	1.6	71.44	16.2	15.9

13-Sep-00	CareInsite Inc	Healtheon/WebMD Inc	64.9	14-Feb-00	1.9	67.88	5.3	(14.2)

27-Jun-00	Hartford Life	Hartford Fin Svcs Group Inc	80.4	27-Mar-00	1.3	42.56	18.6	(8.2)

	Median		64.9%				13.0%	(1.3)%

Source: Public filings

Bonn Earnings and Valuation Over Time

Relative to Peers

($ in USD)

	2007 Cash EPS				% Change
	Jul-05		Nov-06		Jul-05 to Nov-06
Earnings Estimates
IBES EPS Estimate	$2.89		$2.15		(25.6)%

Management EPS Estimate(1)	2.96		2.07		(30.1)

Management Case vs. IBES (% difference)	2.4%		(3.7)%

Stock Price
Closing Price	$29.96		$30.37		1.4%
Peers(2)					0.7

P/E Ratio
IBES	10.4	x	14.1	x	36.3%
Peers(2)	12.3		13.5		10.2

Management	10.1	x	14.7	x	45.0%

(1)    Estimate in July 2005 from HU investor presentation.

(2)    Peers include: UnionBanCal, Sovereign, Comerica, Zions, Commerce Bancorp, Compass, Huntington, First Horizon, New York Community, Associated.

Bonn Stock Price Performance

Total Return vs. Peers Since Close of Original Toledo Investment

[CHART]

Source: Factset

Comparison of Selected Banks & Thrifts

Trading Metrics –US Banks and Thrifts with Market Cap Between $4bn and $12bn (1)

($ in USD)

	Market		Price as %	Cash P/E				GAAP P/E				P/B				Core Deposit	Dividend		‘07/‘06 EPS
Company	Cap ($mm)	Share Price	of 52-wk High	2006		2007		2006		2007		Stated		Tangible		Premium	Yield	LTG	Growth

Bonn - IBES Case	$7,367	$30.37	96.9%	14.3	x	14.1	x	18.1	x	16.6	x	0.8	x	4.9	x	23.0%	2.9%	10.0%	0.9%
Bonn - Management Case				14.3	x	14.7	x	18.2	x	17.2	x								(2.4)%

Sovereign	$12,016	$25.01	100.0%	14.4	x	14.0	x	17.2	x	16.7	x	1.4	x	3.7	x	19.2	1.3%	8.0%	2.9%
Comerica	9,513	59.32	98.8	12.2		11.9		12.2		11.9		1.8		1.9		12.5	4.0	8.0	3.2
Zions	8,700	79.83	93.9	13.3		12.3		14.3		13.1		1.8		3.3		21.4	2.0	10.0	8.4
UnionBanCal	8,298	58.52	82.1	12.0		12.5		12.3		12.7		1.8		2.0		11.3	3.2	7.0	(3.6)
Compass Bancshares	7,570	56.92	95.1	15.6		14.4		16.1		14.8		2.7		3.7		29.3	2.7	10.0	8.5
Commerce Bancorp	7,001	35.38	86.4	21.5		19.0		21.7		19.1		2.4		2.6		11.4	1.4	15.0	13.4
Huntington Bancshares	5,979	24.84	100.0	13.3		12.9		13.6		13.2		1.9		2.4		17.6	4.0	7.0	3.2
First Horizon	5,151	40.32	94.3	14.3		13.9		14.9		14.4		2.0		2.3		21.3	4.5	8.0	3.2
New York Community	5,117	16.35	90.8	16.4		15.9		17.8		17.2		1.3		3.2		28.3	6.1	10.0	3.0
Associated	4,442	33.66	96.6	13.7		13.1		14.1		13.5		1.9		3.2		25.5	3.4	8.1	4.5

Top Quartile			98.2%	15.3	x	14.3	x	17.0	x	16.2	x	2.0	x	3.3	x	24.5%	4.0%	10.0%	7.4%
Median			94.7	14.0		13.5		14.6		13.9		1.9		2.9		20.3	3.3	8.0	3.2
Bottom Quartile			91.6	13.3		12.6		13.8		13.1		1.8		2.3		13.8	2.2	8.0	3.1

Source: SNL DataSource and company filings.

Note: Pro forma for recent pending transactions. Market data as of November 16, 2006 and financial data as of September 30, 2006.

(1)    Exludes mutual holding companies (PBCT) and recent conversions (HCBK); recently acquired companies (ASO, MRBK) and companies with large processing segments (SNV).

Comparison of Selected Banks & Thrifts

Operating Metrics – All US Banks and Thrifts with Market Cap Between $4bn and $12bn (1)

($ in USD)

	Total	Profitability						Capital/Balance Sheet			Asset Quality
	Assets	Operating	Operating				Fee Income/		TCE/	Loans/	NPAs/	NCOs/
Company	($mm)	ROAA	ROTE		NIM	Efficiency	Revenue	TE/TA	RWA	Deposits	Loans+REO	Avg. Loans

Bonn	$41,549	0.93%	28.6	%(2)	4.01%	55.5%	29.9%	4.4%	5.3%	93.6%	0.4%	0.2%

Sovereign	$90,410	0.82%	28.0%		2.62%	52.3%	25.9%	3.8%	6.2%	119.7%	0.4%	0.2%
Comerica	58,474	1.41	16.0		3.82	56.7	28.8	8.6	7.4	103.5	0.4	0.0
Zions	45,778	1.30	26.3		4.62	54.3	22.6	5.9	6.3	99.4	0.2	0.1
UnionBanCal	52,013	1.35	17.0		4.02	61.1	32.1	8.1	8.7	85.3	0.1	0.0
Compass Bancshares	33,957	1.42	25.4		3.73	55.6	38.4	6.1	6.8	107.5	0.3	0.4
Commerce Bancorp	43,304	0.74	13.8		3.29	71.8	31.9	5.9	12.0	36.6	0.3	0.1
Huntington Bancshares	35,662	2.18	27.5		3.25	57.8	37.8	7.1	7.9	106.6	0.5	0.3
First Horizon	40,076	0.62	13.3		2.91	79.7	55.4	5.5	7.2	86.8	0.6	0.3
New York Community	31,259	0.87	19.5		2.22	40.7	14.4	5.4	10.4	143.7	0.2	0.0
Associated	20,927	1.46	23.1		3.68	49.3	29.9	6.8	8.2	107.6	0.9	0.1

Median		1.30%	23.1%		3.68%	55.6%	29.9%	5.9%	7.4%	103.5%	0.4%	0.1%

Source: SNL DataSource and company filings.

Note: Pro forma forma for recent pending transactions. Market data as of November 16, 2006 and financial data as of September 30, 2006.

(1)       Exludes mutual holding companies (PBCT) and recent conversions (HCBK); recently acquired companies (ASO, MRBK) and companies with large processing segments (SNV).

DDM Analysis

Bonn—IBES Case

($ in USD)

Assumptions

•                  5-year model

•                  11% discount rate; 12x terminal multiple

•                  Excess capital based on adjusted TCE/RWA target ratio of 7.5%

•                  RWA assumed to grow at 5.0% per year

•                  6.0% pre-tax cost of excess equity distributions

•                  IBES median 2006E Cash EPS, 2007E Cash EPS and Long-Term EPS growth rate of $2.13, $2.15 and 10.0% (approximately 7% cash net income growth)

Implied Share Price

	Discount Rate
Terminal Multiple	10.0%	10.5%	11.0%	11.5%	12.0%

11.0 x	$26.80	$26.25	$25.71	$25.19	$24.69

11.5 x	27.74	27.17	26.61	26.07	25.54

12.0 x	28.68	28.09	27.51	26.95	26.40

12.5 x	29.62	29.00	28.41	27.83	27.26

13.0 x	30.56	29.92	29.31	28.71	28.12

Implied Share Price

	Discount Rate
Adjusted TCE/RWA Target	10.0%	10.5%	11.0%	11.5%	12.0%

6.50%	$29.38	$28.79	$28.21	$27.64	$27.09

7.00%	28.99	28.40	27.82	27.25	26.70

7.50%	28.68	28.09	27.51	26.95	26.40

8.00%	28.41	27.82	27.25	26.70	26.15

8.50%	28.37	27.78	27.21	26.66	26.12

Implied Share Price

	EPS Growth Rate
Terminal Multiple	8.0%	9.0%	10.0%	11.0%	12.0%

11.0 x	$23.79	$24.73	$25.71	$26.73	$27.78

11.5 x	24.62	25.59	26.61	27.67	28.76

12.0 x	25.44	26.45	27.51	28.60	29.74

12.5 x	26.26	27.31	28.41	29.54	30.72

13.0 x	27.09	28.17	29.31	30.48	31.69

DDM Analysis

Bonn—Management Case

($ in USD)

Assumptions

•                  5-year model

•                  11% discount rate; 12x terminal multiple

•                  Excess capital based on adjusted TCE/RWA target ratio of 7.5%

•                  RWA assumed to grow at 3.0% per year

•                  6.0% pre-tax cost of excess equity distributions

•                  Management 2006E Cash EPS, 2007E Cash EPS and Long-Term Net Income Growth Rate of $2.12, $2.07 and 5.0% (approximately 7.5% cash EPS growth)

Implied Share Price

	Discount Rate
Terminal Multiple	10.0%	10.5%	11.0%	11.5%	12.0%

11.0 x	$24.10	$23.61	$23.14	$22.68	$22.23

11.5 x	24.92	24.41	23.92	23.44	22.97

12.0 x	25.73	25.20	24.69	24.19	23.71

12.5 x	26.54	26.00	25.47	24.95	24.45

13.0 x	27.35	26.79	26.25	25.71	25.19

Implied Share Price

	Discount Rate
Adjusted TCE/RWA Target	10.0%	10.5%	11.0%	11.5%	12.0%

6.50%	$26.40	$25.88	$25.36	$24.86	$24.38

7.00%	26.03	25.50	24.99	24.49	24.00

7.50%	25.73	25.20	24.69	24.19	23.71

8.00%	25.47	24.95	24.45	23.95	23.47

8.50%	25.36	24.84	24.34	23.85	23.37

Implied Share Price

	Net Income Growth Rate
Terminal Multiple	3.0%	4.0%	5.0%	6.0%	7.0%

11.0 x	$21.38	$22.24	$23.14	$24.07	$25.03

11.5 x	22.09	22.99	23.92	24.88	25.88

12.0 x	22.80	23.73	24.69	25.69	26.73

12.5 x	23.51	24.47	25.47	26.50	27.58

13.0 x	24.22	25.21	26.25	27.32	28.43

Research Target Prices

($ in USD)

Implied Current Value

		Discount Rate
	Price Target	10.5%	11.0%	11.5%

High	$32.50	$29.41	$29.28	$29.15

Median	28.00	25.34	25.23	25.11

Low	25.00	22.62	22.52	22.42

Proposal ($32.33) Premium to Implied Current Values

		Discount Rate
	Price Target	10.5%	11.0%	11.5%

High	$32.50	9.9%	10.4%	10.9%

Median	28.00	27.6	28.2	28.7

Low	25.00	42.9	43.5	44.2

Source: IBES, FactSet, Management Forecasts

Buy-Out Analysis

Key Model Assumptions

Transaction:	• Toledo buys-out Bonn minority for 100% cash

Assumed Closing:	• April 20, 2007

Estimated Synergies:	• No synergies assumed

Restructuring Charge:	• $25mm after tax

Bonn Cash Earnings	• CY 2006: IBES median EPS of USD 2.13 / Management forecast EPS of USD 2.12
Assumptions:	• CY 2007: IBES median EPS of USD 2.15 / Management forecast EPS of USD 2.07
• Post 2007: IBES median long-term EPS growth of 10.0% / Management forecast long- term net income growth of 5.0%

Toledo Cash Earnings	• FY 2007: IBES median EPS of CAD 5.23 / Management forecast of CAD 5.24
Assumptions:	• FY 2008: IBES median EPS of CAD 5.78 / Management forecast of CAD 5.67

Internal Rate of Return	• 5-year model
• 12x terminal multiple
• RWA growth of 5.0% per year in the IBES case and 3% per year in the Management case
• Excess capital based on adjusted TCE/RWA target ratio of 7.5%

Impact Analysis to Toledo

Buy-Out of Bonn Minority for 100% Cash

	FY 2007E		FY 2008E

Cash EPS Accretion (Dilution)
IBES Case	1.5%		3.2%
Management Case	1.4		2.9

Return on Invested Capital
IBES Case	6.2%		6.7%
Management Case	6.1		6.4

Internal Rate of Return
IBES Case		9.7%
Management Case		6.9

Appendix A: Selected Supplemental Exhibits

Summary Earnings Projections—IBES Case

($ in USD millions, except per share amounts)

	2006E	2007E	2008E	2009E	2010E	2011E

Cash Net Income	$477.5	$518.9	$561.4	$601.9	$644.9	$690.5
Growth		8.7%	8.2%	7.2%	7.1%	7.1%

GAAP Net Income	$376.0	$443.6	$501.2	$552.4	$604.2	$658.6
Growth		18.0%	13.0%	10.2%	9.4%	9.0%

Cash EPS	$2.13	$2.15	$2.37	$2.60	$2.86	$3.15
Growth		0.9%	10.0%	10.0%	10.0%	10.0%

GAAP EPS	$1.68	$1.84	$2.11	$2.39	$2.68	$3.00
Growth		9.6%	14.9%	13.1%	12.3%	12.0%

Average Diluted Shares	224.2	241.4	237.4	231.4	225.4	219.4

Summary Earnings Projections—Management Case

($ in USD millions, except per share amounts)

	2006E	2007E	2008E	2009E	2010E	2011E

Cash Net Income	$477.0	$502.5	$527.7	$554.0	$581.7	$610.8
Growth		5.4%	5.0%	5.0%	5.0%	5.0%

GAAP Net Income	$375.5	$427.1	$467.5	$504.5	$541.0	$578.9
Growth		13.8%	9.4%	7.9%	7.2%	7.0%

Cash EPS	$2.12	$2.07	$2.21	$2.38	$2.57	$2.77
Growth		(2.5)%	6.8%	7.7%	7.8%	7.9%

GAAP EPS	$1.67	$1.77	$1.97	$2.18	$2.40	$2.64
Growth		5.7%	11.3%	10.7%	10.1%	9.9%

Average Diluted Shares	224.2	241.4	237.4	231.4	225.4	219.4

Summary of Research Analyst Views

($ in USD)

			EPS Estimate		5-Year	Price Target		2007E P/E				$32.33 as a Premium to Target
Broker/Dealer	Analyst	Rating	2006E	2007E	Growth	Stated	PV(1)	Stated		PV(1)		Stated	PV(1)
A. G. Edwards	D George	Hold	$2.13	$2.13	—	—	—	—		—		—	—
Bear Stearns	S Dimartino	Hold	2.13	2.16	—	$28.00	$25.23	13.0	x	11.7	x	15.5%	28.2%
BMO Capital Markets	L Chan	Hold	2.14	2.15	—	26.00	23.42	12.1		10.9		24.3	38.0
C.L. King	K Timmons	Buy	2.20	2.25	—	32.50	29.28	14.4		13.0		(0.5)	10.4
Cohen & Company	L Calfo	Hold	2.13	2.07	—	30.00	27.03	14.5		13.1		7.8	19.6
Friedman, Billings, Ramsey	L Hunsicker	Hold	2.13	2.12	—	30.00	27.03	14.2		12.7		7.8	19.6
Keefe, Bruyette & Woods	J Shaw	Hold	2.13	2.15	10.1%	31.00	27.93	14.4		13.0		4.3	15.8
Lehman Brothers	B Harting	Hold	2.14	2.20	10.0	33.00	29.73	15.0		13.5		(2.0)	8.7
Merrill Lynch	H Wolf	Sell	2.13	2.10	4.5	—	—	—		—		—	—
Morgan Stanley	P Delaney	Underperform	2.14	2.20	—	25.00	22.52	11.4		10.2		29.3	43.5
RBC Capital Markets	J Ackor	Hold	2.13	2.12	11.0	28.00	25.23	13.2		11.9		15.5	28.2
Ryan Beck	A Davis	Underperform	2.13	2.20	9.0	28.00	25.23	12.7		11.5		15.5	28.2
Sandler O’Neill	M Fitzgibbon	Underperform	2.12	2.18	—	27.00	24.32	12.4		11.2		19.7	32.9
Median			$2.13	$2.15	10.0%	$28.00	$25.23	13.2	x	11.9	x	15.5%	28.2%

Source:  IBES, Factset.

(1)       Discounted at 11%.